SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 22, 2004

BLOUNT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11549	63-0780521
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

4909 SE International Way

Portland, Oregon

97222-4679

(Address of principal executive offices) (Zip code)

        Registrant’s telephone number, including area code: (503) 653-8881

N/A

        (Former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits.

          99.1   Presentation Data

ITEM 9.  REGULATION FD DISCLOSURE

Blount International, Inc. (the “Company”), is furnishing herewith certain data being presented by one of its executive officers at the Lehman Brothers 2004 High Yield Bond and Syndicated Loan Conference in Orlando, Florida on March 22, 2004.

The following presentation contains forward-looking information. Such forward-looking information is based upon management’s current knowledge of factors affecting the Company’s business. Where the Company expresses an expectation or belief as to future results in any forward-looking information, such expectation or belief is expressed in good faith and is believed to have a reasonable basis. The differences between expected outcomes and actual results can be material, depending upon circumstances.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOUNT INTERNATIONAL, INC.
Date: March 22, 2004	By: /s/ Calvin E. Jenness
Name: Calvin E. Jenness
Title: Senior Vice President, CFO & Treasurer

EXHIBIT INDEX

Exhibit No.	Description of the Exhibit
99.1	Presentation Data